EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated March 16, 2006, except for paragraph two of Note 10 which is dated April 10, 2006, with respect to the financial statements of Skin Shoes, LLC and Skin Shoes, Inc included in Form SB-2 (dated April 19, 2006) for the year ended December 31, 2005 and for the period May 18, 2004 (inception date) to December 31, 2004.

/s/ Mahoney Cohen & Company, CPA, P.C. Mahoney Cohen & Company, CPA, P.C.

New York, New York
April 19, 2006